EXHIBIT 3.22

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

HERITAGE GOLF PACIFIC, LLC

In accordance with the provisions of §18-202 of the

Limited Liability Company Act of the State of Delaware

The undersigned, being duly authorized to execute and file this Certificate of Amendment to Certificate of Formation for the purpose of amending the Certificate of Formation pursuant to the Section 18-202 of the Delaware Limited Liability Company Act, does hereby certify as follows:

FIRST:	The name of the limited liability company is Heritage Golf Pacific, LLC (the “Company”).

SECOND:	The Certificate of Formation of the Company is hereby amended by deleting article First in its entirety and substituting therefore the following new article First:

FIRST

The name of the limited liability company is Heritage Golf Valencia, LLC.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment to Certificate of Formation as of the 24th day of January, 2002.

HERITAGE GOLF PACIFIC, LLC

/s/ James A. Husband
By:	James A. Husband
Its:	President/CEO